Exhibit 10.23

PROMISSORY NOTE

Due June 12, 2011

FOR VALUE RECEIVED, GPS Industries, Inc., a Nevada corporation (“Company”), hereby promises to pay to D. Wood Holdings, L.L.C. (“Holder”), or its registered assigns, the sum of Seven Hundred Fifty Thousand Dollars (US$750,000) with interest from April 2, 2009 at the rate of 4.5% per annum on the unpaid balance until paid.

In no event shall Holder be entitled to interest exceeding the maximum rate permitted by applicable law.  If any excess interest is provided for or shall be adjudicated to be so provided for in this Note, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, and the same shall be construed as a mutual mistake of the parties; and (iii) any such excess which may have been collected or attributed shall be subtracted from the then unpaid principal amount hereof, or refunded to Company.

Both principal hereof and interest thereon are payable in lawful money of the United States of America at the offices of Holder as indicated in the official records of Company.  Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed (including without limitation a pro rata calculation for the first month hereof) and on a non-compounded basis.

Interest payments in the amount of Two Thousand Eight Hundred Twelve and 50/100 Dollars (US$2,812.50) shall be payable monthly in arrears on the first day of each month until June 12, 2011 (the “Due Date”); principal and any accrued but unpaid interest thereon shall be due and payable on the Due Date.

This Note evidences all obligations owing by Company to Holder and its affiliates as of the date hereof.

1.   Currency; Payments.  All references herein to “dollars” or “$” are to U.S. dollars, and all payments on this Note shall be made in lawful money of the United States of America.

2.   Optional Prepayment of Note.  Company, at its option, may make payments in reduction of the principal outstanding on this Note at any time.

3.   Replacement of Note.  Upon receipt of evidence reasonably satisfactory to Company of the ownership of and the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, Company will execute and deliver, in lieu thereof, a new Note of like tenor.

4.   Events of Default.

The occurrence and continuation of any of the events or conditions described in Section 4.1 or Section 4.2 shall be an “Event of Default”.

4.1  Holder Action.  The occurrence of any of the following Events of Default shall, at the option of the Holder, entitle Holder to declare all sums of principal and interest then remaining unpaid, and all other amounts payable hereon, due and payable, all without demand, presentment, notice or protest, all of which hereby are expressly waived, and permit Holder to exercise any other right available to it at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively.

(a)  Failure to Pay Principal or Interest.  Failure to pay any installment of interest or principal hereon when due.

4.2  Acceleration without Specific Action.  The occurrence of any of the following Events of Default shall make all sums of principal and interest then remaining unpaid and all other amounts payable hereon due and payable, all without demand, presentment, notice or protest, all of which hereby are expressly waived, and permit Holder to exercise any other right available to it at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively.

(a)  Bankruptcy.  The voluntary institution of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors by Company or the institution of any such proceedings against Company, which involuntary proceedings shall not have been vacated by appropriate court order within thirty (30) days of such institution.

(b)  Dissolution.  Any order, judgment or decree shall have been entered against Company decreeing the dissolution or liquidation of Company and such order shall remain undischarged or unstayed for a period of thirty (30) days.

(c)  Insolvency, Receiver or Trustee.  The making by Company of an assignment for the benefit of creditors; or the making by Company of an offer of settlement, composition or extension to the claims of all or substantially all of Company’s creditors or the application for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or the appointment otherwise of such a receiver or trustee or a committee of Company’s creditors.

5.   Transfer of Securities.  This Note and all rights hereunder are transferable on the books of Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Note properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer; provided, however, that this Note shall not be transferred without prior written notice to the Company.  Each taker and holder of this Note, by taking or holding the same, consents and agrees that this Note when endorsed in blank shall be deemed negotiable and agrees that when this Note shall have been so endorsed, Holder hereof may be treated by Company and all other persons dealing with this Note, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of Company, any notice to the contrary notwithstanding; but until such transfer on such books, Company may treat Holder hereof as the owner for all purposes.

6.   Security.  Company hereby grants to Holder a security interest in the assets of Company.  This Note shall be one of the obligations covered by the Intercreditor Agreement dated as of November 18, 2008, among Holder, Hansen, Inc., Great White Shark Enterprises, LLC, Tulip Group Investments, Limited, Green Tulip, Ltd. and Green Tulip, Inc.

7.   Notices.  All notices and other communications under or in connection with this Note shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

(a) If to Company, addressed to:

GPS Industries, Inc.
1358 Fruitville Rd, #210
Sarasota, FL  34236

(b) If to Holder, addressed to:

Valerie D. Wood
31 Tall Trees Circle
Greensburg, PA  15601

Copy to:
Charles C. Mason, Jr.
1001 Courtyard Plaza
Latrobe, PA  15650

8.   Miscellaneous.

8.1  Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any one or more of such failures or delays constitute a course of performance or dealing on which Company is entitled to rely, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.2  Cost of Collection.  If any default is made in the payment of this Note, Company shall pay Holder all costs of collection, including, without limitation, reasonable attorneys’ and accountants’ fees and costs of appeals and interest on any sums actually disbursed at the rate set forth herein.

8.3  Modification.  Neither this Note nor any provision hereof may be amended, modified, waived, discharged or terminated without the consent of Holder.

8.4  Severability.  Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.

8.5  Successors.  All the covenants, agreements, representations and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

8.6  Headings.  The section headings in this Note are inserted for purposes of convenience only and shall have no substantive effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Company has caused this Note to be signed by its duly authorized officer and to be dated April 2, 2009.

GPS INDUSTRIES, INC.

By:	/s/ Russell R. Lee, III
	Name:	Russell R. Lee, III
	Title:	CFO